Exhibit 99.1

3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS REPORTS
FOURTH QUARTER AND FISCAL YEAR 2023 RESULTS

Net Income of $1.81 Million in the June 2023 Quarter

Net Interest Margin Declined Five Basis Points in Comparison
to the Same Quarter Last Year

Loans Held for Investment Increased 15% from June 30, 2022 to $1.08 Billion

Total Deposits Decreased 1% from June 30, 2022 to $950.6 Million

Strong Asset Quality with Non-Performing Assets to Total Assets Ratio of 0.10%

Riverside, Calif. – July 26, 2023 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced earnings for the fourth quarter and the fiscal year ended June 30, 2023.
For the quarter ended June 30, 2023, the Company reported net income of $1.81 million, or $0.26 per diluted share (on 7.07 million average diluted shares outstanding), down 27 percent from net income of $2.46 million, or $0.34 per diluted share (on 7.32 million average diluted shares outstanding), in the comparable period a year ago. The decrease in earnings was primarily attributable to a $1.16 million increase in non-interest expenses and a $355,000 decrease in the recovery from the allowance for loan losses, partly offset by a $728,000 increase in net interest income.
“We are pleased that the banking industry turmoil from earlier this year seems to have subsided but note that the spotlight is shining on the near-term performance of the industry against the backdrop of tighter monetary policy, tighter liquidity conditions, concerns regarding future credit quality, and an uncertain economic environment,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company. “We, like others, have adjusted our short-term strategies to respond to current market conditions such as reducing the growth of our loan portfolios and augmenting our already robust contingency funding plans,” concluded Blunden.
Return on average assets for the fourth quarter of fiscal 2023 was 0.55 percent, down from 0.83 percent for the same period of fiscal 2022; and return on average stockholders’ equity for the fourth quarter of fiscal 2023 was 5.52 percent, down from 7.72 percent for the comparable period of fiscal 2022.

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On a sequential quarter basis, the $1.81 million net income for the fourth quarter of fiscal 2023 reflects a 22 percent decrease from $2.32 million in the third quarter of fiscal 2023. The decrease was primarily attributable to a $683,000 increase in non-interest expenses and a $167,000 decrease in net interest income, partly offset by a $225,000 change to the provision for loan losses to a $56,000 recovery from the allowance for loan losses this quarter in contrast to a $169,000 provision for loan losses in the prior sequential quarter and a $154,000 increase in non-interest income. The increase in non-interest expenses was primarily due to a $496,000 increase in salaries and employee benefits, attributable primarily to higher equity compensation expenses. Diluted earnings per share for the fourth quarter of fiscal 2023 were $0.26 per share, down 21 percent from $0.33 per share in the third quarter of fiscal 2023. Return on average assets was 0.55 percent for the fourth quarter of fiscal 2023, compared to 0.72 percent in the third quarter of fiscal 2023; and return on average stockholders’ equity for the fourth quarter of fiscal 2023 was 5.52 percent, compared to 7.12 percent for the third quarter of fiscal 2023.
For the fiscal year ended June 30, 2023, net income decreased $501,000, or six percent, to $8.59 million from $9.09 million in the prior fiscal year. Diluted earnings per share for the fiscal year ended June 30, 2023 decreased two percent to $1.19 per share (on 7.19 million average diluted shares outstanding) from $1.22 per share (on 7.45 million average diluted shares outstanding) for the fiscal year ended June 30, 2022. The decrease in earnings was primarily attributable to a $2.84 million change in the provision for loan losses to a $374,000 provision for loan losses in the fiscal year ended June 30, 2023 from a $2.46 million recovery from the allowance for loan losses in the prior fiscal year, a $2.36 million increase in non-interest expense and a $641,000 decrease in non-interest income (mainly in loan prepayment fees), partly offset by a $5.39 million increase in net interest income. The increase in non-interest expenses was primarily due to a $1.90 million increase in salaries and employee benefits, attributable primarily to a $1.20 million employee retention tax credit recorded in the first quarter of fiscal 2022 and not replicated in the current fiscal year and higher equity and incentive compensation, partly offset by a recovery from the Bank’s obligations for the supplemental executive retirement plans. The increase in net interest income was due primarily to a higher net interest margin (2.99% vs. 2.72%) and higher balance of interest-earning assets ($1.24 billion vs. $1.16 billion).
In the fourth quarter of fiscal 2023, net interest income increased $728,000, or nine percent, to $9.23 million from $8.51 million for the same quarter last year. The increase in net interest income was primarily due to a higher balance of interest-earning assets, partly offset by a lower net interest margin. The average balance of interest-earning assets increased by 11 percent to $1.28 billion in the fourth quarter of fiscal 2023 from $1.16 billion in the same quarter last year. This increase was attributable to the increase in the average balance of loans receivable, partly offset by decreases in the average balance of investment securities and interest-earning deposits. The net interest margin during the fourth quarter of fiscal 2023 decreased five basis points to 2.88 percent from 2.93 percent in the same quarter last year. The average yield on interest-earning assets increased 85 basis points to 4.03 percent in the fourth quarter of fiscal 2023 from 3.18 percent in the same quarter last year while the average cost of interest-bearing liabilities increased by 100 basis points to 1.27 percent in the fourth quarter of fiscal 2023 from 0.27 percent in the same quarter last year.

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Interest income on loans receivable increased by $3.34 million, or 39 percent, to $11.83 million in the fourth quarter of fiscal 2023 from $8.49 million in the same quarter of fiscal 2022. The increase was due to a higher average loan yield and a higher average loan balance. The average yield on loans receivable increased by 68 basis points to 4.38 percent in the fourth quarter of fiscal 2023 from 3.70 percent in the same quarter last year. Net deferred loan cost amortization in the fourth quarter of fiscal 2023 increased 21 percent to $232,000 from $191,000 in the same quarter last year. Adjustable-rate loans of approximately $86.9 million were repriced upward in the fourth quarter of fiscal 2023 by approximately 121 basis points from a weighted average rate of 5.23 percent to 6.44 percent.  The average balance of loans receivable increased by $164.2 million, or 18 percent, to $1.08 billion in the fourth quarter of fiscal 2023 from $916.2 million in the same quarter last year. Total loans originated and purchased for investment in the fourth quarter of fiscal 2023 were $24.3 million, down 72 percent from $85.9 million in the same quarter last year. Loan principal payments received in the fourth quarter of fiscal 2023 were $25.1 million, down 39 percent from $41.3 million in the same quarter last year.
Interest income from investment securities decreased slightly to $537,000 in the fourth quarter of fiscal 2023 from $540,000 for the same quarter of fiscal 2022. This decrease was attributable to a lower average balance, partly offset by a higher average yield. The average balance of investment securities decreased by $33.9 million, or 17 percent, to $160.6 million in the fourth quarter of fiscal 2023 from $194.5 million in the same quarter last year. The decrease in the average balance was due to scheduled principal payments and prepayments of the investment securities. The average yield on investment securities increased 23 basis points to 1.34 percent in the fourth quarter of fiscal 2023 from 1.11 percent for the same quarter last year. The increase in the average investment securities yield was primarily attributable to a lower premium amortization during the current quarter in comparison to the same quarter last year ($168,000 vs. $270,000) attributable to a lower total principal repayment ($6.9 million vs. $10.5 million) and, to a lesser extent, the upward repricing of adjustable-rate mortgage-backed securities.
In the fourth quarter of fiscal 2023, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $142,000 cash dividend to the Bank on its FHLB stock, up 17 percent from $121,000 in the same quarter last year, resulting in an average yield on FHLB stock of 6.15 percent in the fourth quarter of fiscal 2023 compared to 5.89 percent in the same quarter last year. The average balance of FHLB – San Francisco stock in the fourth quarter of fiscal 2023 was $9.2 million, up from $8.2 million in the same quarter of fiscal 2022.
Interest income from interest-earning deposits, primarily cash deposited at the Federal Reserve Bank of San Francisco, was $410,000 in the fourth quarter of fiscal 2023, up 494 percent from $69,000 in the same quarter of fiscal 2022. The increase was due to a higher average yield, partly offset by a lower average balance. The average yield earned on interest-earning deposits in the fourth quarter of fiscal 2023 was 5.01 percent, up 433 basis points from 0.68 percent in the same quarter last year. The increase in the average yield was due to a higher average interest rate on the Federal Reserve Bank’s reserve balances resulting from recent increases in the targeted federal funds rate. The average balance of the Company’s interest-earning deposits decreased $8.0

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million, or 20 percent, to $32.4 million in the fourth quarter of fiscal 2023 from $40.4 million in the same quarter last year.
Interest expense on deposits for the fourth quarter of fiscal 2023 was $1.48 million, a 478 percent increase from $255,000 for the same period last year. The increase in interest expense on deposits was attributable primarily to a higher weighted average cost. The average cost of deposits was 0.62 percent in the fourth quarter of fiscal 2023, up 51 basis points from 0.11 percent in the same quarter last year. The increase in the average cost of deposits was primarily attributable to the increase in time deposit costs, particularly brokered certificates of deposit. The average balance of deposits decreased $11.9 million, or one percent, to $956.7 million in the fourth quarter of fiscal 2023 from $968.6 million in the same quarter last year.
Transaction account balances or “core deposits” decreased $104.8 million, or 13 percent, to $729.6 million at June 30, 2023 from $834.4 million at June 30, 2022, while time deposits increased $99.8 million, or 82 percent, to $220.9 million at June 30, 2023 from $121.1 million at June 30, 2022. The increase in time deposits was due to a $106.4 million increase in brokered certificates of deposit. As of June 30, 2023, brokered certificates of deposit totaled $106.4 million with a weighted average cost of 4.78 percent (including broker fees).
Interest expense on borrowings, consisting of FHLB – San Francisco advances, for the fourth quarter of fiscal 2023 increased $1.75 million, or 386 percent, to $2.21 million from $454,000 for the same period last year. The increase in interest expense on borrowings was primarily the result of a higher average balance and a higher average cost. The average balance of borrowings increased by $126.9 million, or 158 percent, to $207.5 million in the fourth quarter of fiscal 2023 from $80.5 million in the same quarter last year and the average cost of borrowings increased by 200 basis points to 4.26 percent in the fourth quarter of fiscal 2023 from 2.26 percent in the same quarter last year.
At June 30, 2023, the Bank had approximately $287.9 million of remaining borrowing capacity at the FHLB – San Francisco. Additionally, the Bank has an unused secured borrowing facility of approximately $139.0 million with the Federal Reserve Bank of San Francisco and an unused unsecured federal funds borrowing facility of $50.0 million with its correspondent bank. The total available borrowing capacity across all sources totals approximately $476.9 million at June 30, 2023.
The Bank continues to work with both the FHLB - San Francisco and Federal Reserve Bank of San Francisco to ensure that borrowing capacity is continuously reviewed and updated in order to be accessed seamlessly should the need arise. In May 2023, the FHLB – San Francisco increased the Bank’s borrowing capacity from 35% to 40% of total assets, an increase of approximately $66.8 million of borrowing capacity. In addition, the Bank is in the process of moving its excess pledged collateral from the FHLB – San Francisco to the Federal Reserve Bank of San Francisco to increase the Bank’s Discount Window facility which is anticipated to occur in the first quarter of fiscal 2024.

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During the fourth quarter of fiscal 2023, the Company recorded a recovery from the allowance for loan losses of $56,000, as compared to a $411,000 recovery from the allowance for loan losses recorded during the same period last year and the $169,000 provision for loan losses recorded in the third quarter of fiscal 2023 (sequential quarter). The recovery from the allowance for loan losses primarily reflects the mix of loans held for investment and a few loan upgrades during the quarter, while the outstanding balance of loans held for investment in the fourth quarter of fiscal 2023 remained virtually unchanged from the sequential quarter and the overall loan credit quality remains very strong.
Non-performing assets, comprised solely of non-performing loans with underlying collateral located in California, decreased $123,000 or nine percent to $1.3 million, or 0.10 percent of total assets, at June 30, 2023, compared to $1.4 million, or 0.12 percent of total assets, at June 30, 2022. The non-performing loans at June 30, 2023 were comprised of six single-family loans, while the non-performing loans at June 30, 2022 were comprised of seven single-family loans. At both June 30, 2023 and June 30, 2022, there was no real estate owned. Net loan recoveries for the quarter ended June 30, 2023 were $1,000, as compared to $6,000 for the quarter ended June 30, 2022 and $2,000 for the quarter ended March 31, 2023 (sequential quarter).
Classified assets were $2.3 million at June 30, 2023 which consists of $509,000 of loans in the special mention category and $1.8 million of loans in the substandard category. Classified assets at June 30, 2022 were $1.6 million, consisting of $224,000 of loans in the special mention category and $1.4 million of loans in the substandard category.
The allowance for loan losses was $5.9 million, or 0.55 percent of gross loans held for investment, at June 30, 2023, up from the $5.6 million, or 0.59 percent of gross loans held for investment, at June 30, 2022. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at June 30, 2023 under the incurred loss methodology.
Non-interest income decreased by $30,000, or three percent, to $1.14 million in the fourth quarter of fiscal 2023 from $1.17 million in the same period last year, due to decreases in loan servicing and other fees, attributable primarily to lower loan prepayment fees and, to a lesser extent, deposit account fees and card and processing fees, partly offset by a recovery from the recourse reserve for sold loans. On a sequential quarter basis, non-interest income increased $154,000 or 16 percent, primarily due to the recovery from the recourse reserve for sold loans and an increase in card and processing fees, partly offset by decreases in deposit account fees and loan servicing and other fees.
Non-interest expenses increased $1.16 million, or 18 percent, to $7.61 million in the fourth quarter of fiscal 2023 from $6.45 million for the same quarter last year. The increase in the non-interest expenses in the fourth quarter of fiscal 2023 was primarily due to higher salaries and employee benefits and premises and occupancy expenses. The increase in salaries and employee benefits expenses was due mainly to higher equity and incentive compensation primarily resulting from the true-up adjustments associated with the May 30, 2023 vesting of stock options and
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distribution of restricted stock ($334,000), a lower recovery of loan origination costs (ASC 310) resulting primarily from lower loan originations ($280,000) and higher bonus expenses ($143,000), while the increase in premises and occupancy expenses was due primarily to a $136,000 expense recovery from on-line charges in the fourth quarter of last year and not replicated this quarter. On a sequential quarter basis, non-interest expenses increased by $683,000 or 10 percent to $7.61 million in the fourth quarter of fiscal 2023 from $6.92 million in the third quarter of fiscal 2023, primarily due to an increase in salaries and employee benefits expenses, attributable mainly to higher equity compensation primarily resulting from the true-up adjustments associated with the May 30, 2023 vesting of stock options and distribution of restricted stock ($303,000) and a lower recovery from the Bank’s obligations for the supplemental executive retirement plans ($149,000).
The Company’s efficiency ratio, defined as non-interest expense divided by the sum of net interest income and non-interest income, in the fourth quarter of fiscal 2023 was 73.36 percent, an increase from 66.68 percent in the same quarter last year and 66.69 percent in the third quarter of fiscal 2023 (sequential quarter). The increase in the efficiency ratio was primarily due to higher total expenses relative to revenue during the current quarter, compared to the comparable quarter last year.
The Company’s provision for income taxes was $1.01 million for the fourth quarter of fiscal 2023, down 14 percent from $1.17 million in the same quarter last year and up five percent from $966,000 during third quarter of fiscal 2023. The decrease during the current quarter compared to the same quarter last year was primarily due to a decrease in income before income taxes, partly offset by a decrease in the tax benefit from the vesting of equity compensation awards. The effective tax rate in the fourth quarter of fiscal 2023 was 35.8 percent as compared to 32.2 percent in the same quarter last year and 29.4 percent for the third quarter of fiscal 2023 (sequential quarter).
The Company repurchased 51,498 shares of its common stock with an average cost of $12.64 per share during the quarter ended June 30, 2023 pursuant to its April 2022 stock repurchase plan. As of June 30, 2023, a total of 61,540 shares or 17 percent of the shares authorized for repurchase under the plan remain available to purchase until the plan expires on April 28, 2024.
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).
The Company will host a conference call for institutional investors and bank analysts on Thursday, July 27, 2023 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-877-692-8959 and referencing access code number 8701784.  An audio replay of the conference call will be available through Thursday, August 3, 2023 by dialing 1-866-207-1041 and referencing access code number 8265228.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

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Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited to potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company's business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as supply chain disruptions; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, including the effects of inflation, and conditions within the securities markets; fluctuations in deposits; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; legislative and regulatory changes, including changes in banking, securities and tax law, in regulatory policies and principles, or the interpretation of regulatory capital or other rules; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with and furnished to the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2024 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

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PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Financial Condition
(Unaudited –In Thousands, Except Share and Per Share Information)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Assets
Cash and cash equivalents	$65,849	$60,771	$24,840	$38,701	$23,414
Investment securities – held to maturity, at cost	154,337	161,336	168,232	176,162	185,745
Investment securities - available for sale, at fair value	2,155	2,251	2,377	2,517	2,676
Loans held for investment, net of allowance for loan losses of $5,946; $6,001; $5,830; $5,638 and $5,564, respectively; includes $1,312; $1,352; $1,345; $1,350 and $1,396 of loans held at fair value, respectively	1,077,629	1,077,704	1,040,337	993,942	939,992
Accrued interest receivable	3,711	3,610	3,343	3,054	2,966
FHLB – San Francisco stock	9,505	8,239	8,239	8,239	8,239
Premises and equipment, net	9,231	9,193	8,911	8,707	8,826
Prepaid expenses and other assets	10,531	12,176	14,763	14,593	15,180
Total assets	$1,332,948	$1,335,280	$1,271,042	$1,245,915	$1,187,038

Liabilities and Stockholders’ Equity
Liabilities:
Non-interest-bearing deposits	$103,006	$108,479	$108,891	$123,314	$125,089
Interest-bearing deposits	847,565	874,567	836,411	862,010	830,415
Total deposits	950,571	983,046	945,302	985,324	955,504

Borrowings	235,009	205,010	180,000	115,000	85,000
Accounts payable, accrued interest and other liabilities	17,681	17,818	16,499	16,402	17,884
Total liabilities	1,203,261	1,205,874	1,141,801	1,116,726	1,058,388

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)	—	—	—	—	—
Common stock, $.01 par value; (40,000,000 shares authorized; 18,229,615; 18,229,615; 18,229,615; 18,229,615 and 18,229,615 shares issued respectively; 7,043,170; 7,033,963; 7,132,270; 7,235,560 and 7,285,184 shares outstanding, respectively)	183	183	183	183	183
Additional paid-in capital	99,505	98,962	98,732	98,559	98,826
Retained earnings	207,274	206,449	205,117	203,750	202,680
Treasury stock at cost (11,186,445; 11,195,652; 11,097,345; 10,994,055 and 10,944,431 shares, respectively)	(177,237)	(176,163)	(174,758)	(173,286)	(173,041)
Accumulated other comprehensive (loss) income, net of tax	(38)	(25)	(33)	(17)	2
Total stockholders’ equity	129,687	129,406	129,241	129,189	128,650
Total liabilities and stockholders’ equity	$1,332,948	$1,335,280	$1,271,042	$1,245,915	$1,187,038

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PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Unaudited - In Thousands, Except Per Share Information)

	Quarter Ended		Fiscal Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Interest income:
Loans receivable, net	$11,826	$8,485	$42,191	$32,161
Investment securities	537	540	2,169	1,906
FHLB – San Francisco stock	142	121	556	489
Interest-earning deposits	410	69	1,076	174
Total interest income	12,915	9,215	45,992	34,730

Interest expense:
Checking and money market deposits	50	51	227	220
Savings deposits	38	44	168	172
Time deposits	1,387	160	2,751	752
Borrowings	2,206	454	5,861	1,991
Total interest expense	3,681	709	9,007	3,135

Net interest income	9,234	8,506	36,985	31,595
(Recovery) provision for loan losses	(56)	(411)	374	(2,462)
Net interest income, after (recovery) provision for loan losses	9,290	8,917	36,611	34,057

Non-interest income:
Loan servicing and other fees	87	189	414	1,056
Deposit account fees	298	336	1,296	1,302
Card and processing fees	416	457	1,525	1,639
Other	334	183	840	719
Total non-interest income	1,135	1,165	4,075	4,716

Non-interest expense:
Salaries and employee benefits	4,855	4,055	17,737	15,833
Premises and occupancy	947	690	3,447	3,189
Equipment	304	350	1,152	1,282
Professional expenses	355	311	1,517	1,419
Sales and marketing expenses	118	165	622	642
Deposit insurance premiums and regulatory assessments	192	134	657	543
Other	836	744	3,138	3,007
Total non-interest expense	7,607	6,449	28,270	25,915
Income before income taxes	2,818	3,633	12,416	12,858
Provision for income taxes	1,010	1,170	3,824	3,765
Net income	$1,808	$2,463	$8,592	$9,093

Basic earnings per share	$0.26	$0.34	$1.20	$1.23
Diluted earnings per share	$0.26	$0.34	$1.19	$1.22
Cash dividends per share	$0.14	$0.14	$0.56	$0.56

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PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations – Sequential Quarters
(Unaudited – In Thousands, Except Per Share Information)

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Interest income:
Loans receivable, net	$11,826	$11,028	$10,237	$9,100	$8,485
Investment securities	537	548	548	536	540
FHLB – San Francisco stock	142	146	145	123	121
Interest-earning deposits	410	286	241	139	69
Total interest income	12,915	12,008	11,171	9,898	9,215

Interest expense:
Checking and money market deposits	50	56	61	60	51
Savings deposits	38	42	44	44	44
Time deposits	1,387	781	370	213	160
Borrowings	2,206	1,728	1,311	616	454
Total interest expense	3,681	2,607	1,786	933	709

Net interest income	9,234	9,401	9,385	8,965	8,506
(Recovery) provision for loan losses	(56)	169	191	70	(411)
Net interest income, after (recovery) provision for loan losses	9,290	9,232	9,194	8,895	8,917

Non-interest income:
Loan servicing and other fees	87	104	115	108	189
Deposit account fees	298	328	327	343	336
Card and processing fees	416	361	367	381	457
Other	334	188	147	171	183
Total non-interest income	1,135	981	956	1,003	1,165

Non-interest expense:
Salaries and employee benefits	4,855	4,359	4,384	4,139	4,055
Premises and occupancy	947	843	796	861	690
Equipment	304	279	258	311	350
Professional expenses	355	260	310	592	311
Sales and marketing expenses	118	182	175	147	165
Deposit insurance premiums and regulatory assessments	192	191	139	135	134
Other	836	810	736	756	744
Total non-interest expense	7,607	6,924	6,798	6,941	6,449
Income before income taxes	2,818	3,289	3,352	2,957	3,633
Provision for income taxes	1,010	966	981	867	1,170
Net income	$1,808	$2,323	$2,371	$2,090	$2,463

Basic earnings per share	$0.26	$0.33	$0.33	$0.29	$0.34
Diluted earnings per share	$0.26	$0.33	$0.33	$0.29	$0.34
Cash dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

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PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share and Per Share Information)

	As of and For the
	Quarter Ended		Fiscal Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
SELECTED FINANCIAL RATIOS:
Return on average assets	0.55%	0.83%	0.68%	0.76%
Return on average stockholders' equity	5.52%	7.72%	6.58%	7.14%
Stockholders’ equity to total assets	9.73%	10.84%	9.73%	10.84%
Net interest spread	2.76%	2.91%	2.92%	2.69%
Net interest margin	2.88%	2.93%	2.99%	2.72%
Efficiency ratio	73.36%	66.68%	68.85%	71.37%
Average interest-earning assets to average interest- bearing liabilities	110.18%	110.51%	110.27%	110.67%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.26	$0.34	$1.20	$1.23
Diluted earnings per share	$0.26	$0.34	$1.19	$1.22
Book value per share	$18.41	$17.66	$18.41	$17.66
Shares used for basic EPS computation	7,031,674	7,291,046	7,143,273	7,404,089
Shares used for diluted EPS computation	7,071,644	7,323,138	7,191,685	7,449,004
Total shares issued and outstanding	7,043,170	7,285,184	7,043,170	7,285,184

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$12,271	$62,908	$165,942	$198,026
Multi-family	6,804	16,013	50,323	87,738
Commercial real estate	5,207	6,971	18,979	18,187
Construction	—	—	1,648	2,228
Commercial business loans	—	—	190	—
Total loans originated and purchased for investment	$24,282	$85,892	$237,082	$306,179

11 of 16

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share and Per Share Information)

	As of and For the
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	06/30/23	03/31/23	12/31/22	09/30/22	06/30/22
SELECTED FINANCIAL RATIOS:
Return on average assets	0.55%	0.72%	0.75%	0.69%	0.83%
Return on average stockholders' equity	5.52%	7.12%	7.27%	6.42%	7.72%
Stockholders’ equity to total assets	9.73%	9.69%	10.17%	10.37%	10.84%
Net interest spread	2.76%	2.90%	3.00%	3.01%	2.91%
Net interest margin	2.88%	3.00%	3.05%	3.05%	2.93%
Efficiency ratio	73.36%	66.69%	65.74%	69.63%	66.68%
Average interest-earning assets to average interest-bearing liabilities	110.18%	110.23%	110.14%	110.56%	110.51%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.26	$0.33	$0.33	$0.29	$0.34
Diluted earnings per share	$0.26	$0.33	$0.33	$0.29	$0.34
Book value per share	$18.41	$18.40	$18.12	$17.85	$17.66
Average shares used for basic EPS	7,031,674	7,080,817	7,184,652	7,273,377	7,291,046
Average shares used for diluted EPS	7,071,644	7,145,583	7,236,451	7,310,490	7,323,138
Total shares issued and outstanding	7,043,170	7,033,963	7,132,270	7,235,560	7,285,184

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage loans:
Single-family	$12,271	$39,543	$57,079	$57,049	$62,908
Multi-family	6,804	10,660	8,663	24,196	16,013
Commercial real estate	5,207	3,422	7,025	3,325	6,971
Construction	—	260	1,388	—	—
Commercial business loans	—	—	190	—	—
Total loans originated and purchased for investment	$24,282	$53,885	$74,345	$84,570	$85,892

12 of 16

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of	As of	As of	As of	As of
	06/30/23	03/31/23	12/31/22	09/30/22	06/30/22
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$33	$160	$160	$160	$160
Allowance for loan losses	$5,946	$6,001	$5,830	$5,638	$5,564
Non-performing loans to loans held for investment, net	0.12%	0.09%	0.09%	0.10%	0.15%
Non-performing assets to total assets	0.10%	0.07%	0.08%	0.08%	0.12%
Allowance for loan losses to gross loans held for investment	0.55%	0.56%	0.56%	0.57%	0.59%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	—%	—%	—%	—%	—%
Non-performing loans	$1,300	$945	$956	$964	$1,423
Loans 30 to 89 days delinquent	$1	$963	$4	$1	$3

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	06/30/23	03/31/23	12/31/22	09/30/22	06/30/22
Recourse (recovery) provision for loans sold	$(127)	$—	$—	$—	$—
(Recovery) provision for loan losses	$(56)	$169	$191	$70	$(411)
Net loan charge-offs (recoveries)	$(1)	$(2)	$(1)	$(4)	$(6)

	As of	As of	As of	As of	As of
	06/30/2023	03/31/2023	12/31/2022	09/30/2022	06/30/2022
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	9.59%	9.59%	9.55%	9.74%	10.47%
Common equity tier 1 capital ratio	18.50%	17.90%	17.87%	17.67%	19.58%
Tier 1 risk-based capital ratio	18.50%	17.90%	17.87%	17.67%	19.58%
Total risk-based capital ratio	19.38%	18.78%	18.74%	18.54%	20.47%

	As of June 30,
	2023		2022
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity (at cost):
Certificates of deposit	$—	—%	$400	0.73%
U.S. SBA securities	651	5.35	940	0.85
U.S. government sponsored enterprise MBS	149,803	1.46	180,492	1.36
U.S. government sponsored enterprise CMO	3,883	2.19	3,913	2.23
Total investment securities held to maturity	$154,337	1.49%	$185,745	1.37%

Available for sale (at fair value):
U.S. government agency MBS	$1,370	2.90%	$1,698	1.90%
U.S. government sponsored enterprise MBS	683	4.64	865	2.67
Private issue CMO	102	4.67	113	3.02
Total investment securities available for sale	$2,155	3.54%	$2,676	2.20%
Total investment securities	$156,492	1.52%	$188,421	1.39%

(1)	The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

13 of 16

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of June 30,
	2023		2022
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:

Single-family (1 to 4 units)	$518,821	4.12%	$378,234	3.34%
Multi-family (5 or more units)	461,113	4.70	464,676	4.05
Commercial real estate	90,558	5.73	90,429	4.61
Construction	1,936	7.76	3,216	3.62
Other mortgage	106	5.25	123	5.25
Commercial business	1,565	10.24	1,206	6.66
Consumer	65	18.25	86	15.00
Total loans held for investment	1,074,164	4.52%	937,970	3.82%

Advance payments of escrows	148		47
Deferred loan costs, net	9,263		7,539
Allowance for loan losses	(5,946)		(5,564)
Total loans held for investment, net	$1,077,629		$939,992
Purchased loans serviced by others included above	$10,561	4.67%	$11,394	3.50%
(1)  The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of June 30,
	2023		2022
	Balance	Rate(1)	Balance	Rate(1)
DEPOSITS:
Checking accounts – non interest-bearing	$103,006	—%	$125,089	—%
Checking accounts – interest-bearing	302,872	0.04	335,788	0.04
Savings accounts	290,204	0.05	333,581	0.05
Money market accounts	33,551	0.23	39,897	0.17
Time deposits	220,938	2.98	121,149	0.52
Total deposits(2)(3)	$950,571	0.73%	$955,504	0.11%

BORROWINGS:
Overnight	$—	—%	$5,000	1.66%
Three months or less	45,009	4.44	20,000	1.75
Over three to six months	25,000	5.30	—	—
Over six months to one year	80,000	4.29	10,000	2.25
Over one year to two years	70,000	3.99	30,000	2.25
Over two years to three years	10,000	4.42	20,000	2.70
Over three years to four years	—	—	—	—
Over four years to five years	5,000	4.22	—	—
Total borrowings(4)	$235,009	4.34%	$85,000	2.20%
(1)	The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.
(2)	Includes uninsured deposits of approximately $140.1 million and $173.7 million at June 30, 2023 and 2022, respectively.
(3)	The average balance of deposit accounts was approximately $34 thousand and $32 thousand at June 30, 2023 and 2022, respectively.
(4)
The Bank had approximately $287.9 million and $310.3 million of remaining borrowing capacity at the FHLB – San Francisco, approximately $139.0 million and $153.9 million of borrowing capacity at the Federal Reserve Bank of San Francisco and $50.0 million and $50.0 million of borrowing capacity with its correspondent bank at June 30, 2023 and 2022, respectively.

14 of 16

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	June 30, 2023		June 30, 2022
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:

Loans receivable, net	$1,080,440	4.38%	$916,241	3.70%
Investment securities	160,572	1.34	194,524	1.11
FHLB – San Francisco stock	9,240	6.15	8,222	5.89
Interest-earning deposits	32,395	5.01	40,385	0.68
Total interest-earning assets	$1,282,647	4.03%	$1,159,372	3.18%
Total assets	$1,313,057		$1,192,583

Deposits	$956,701	0.62%	$968,554	0.11%
Borrowings	207,483	4.26	80,549	2.26
Total interest-bearing liabilities	$1,164,184	1.27%	$1,049,103	0.27%
Total stockholders’ equity	$131,085		$127,561
(1)	The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

	Fiscal Year Ended		Fiscal Year Ended
	June 30, 2023		June 30, 2022
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:

Loans receivable, net	$1,029,000	4.10%	$870,328	3.70%
Investment securities	172,005	1.26	206,876	0.92
FHLB – San Francisco stock	8,488	6.55	8,172	5.98
Interest-earning deposits	26,214	4.05	74,897	0.23
Total interest-earning assets	$1,235,707	3.72%	$1,160,273	2.99%
Total assets	$1,268,470		$1,193,060

Deposits	$960,860	0.33%	$961,497	0.12%
Borrowings	159,742	3.67	86,883	2.29
Total interest-bearing liabilities	$1,120,602	0.80%	$1,048,380	0.30%
Total stockholders’ equity	$130,561		$127,408

(1)   The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

15 of 16

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

ASSET QUALITY:

	As of	As of	As of	As of	As of
	06/30/23	03/31/23	12/31/22	09/30/22	06/30/22
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$592	$235	$242	$243	$701
Total	592	235	242	243	701

Accruing loans past due 90 days or more:	—	—	—	—	—
Total	—	—	—	—	—

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	708	710	714	721	722
Total	708	710	714	721	722
Total non-performing loans (1)	1,300	945	956	964	1,423

Real estate owned, net	—	—	—	—	—
Total non-performing assets	$1,300	$945	$956	$964	$1,423
(1)	The non-performing loan balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans.

16 of 16